EXHIBIT 99.C

                 The Milford National Bank and Trust Company
                    PROXY FOR ANNUAL SHAREHOLDERS MEETING
                                April 8, 1998
     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE
                   MILFORD NATIONAL BANK AND TRUST COMPANY

I, undersigned holder of common stock of The Milford National Bank and Trust Company, hereby appoint Dwight L. Watson, Jr. and Joan R. Redden, or either of them, with the power of substitution, proxies of the undersigned to vote the shares of the undersigned at the Annual Meeting of Shareholders of The Milford National Bank and Trust Company, to be held on April 8, 1998, at 300 East Main Street, Milford, Massachusetts, and at any adjournment thereof, with all the powers the undersigned would possess if personally present. Said proxies are specifically authorized to vote as indicated below.

      THIS PROXY CONFERS AUTHORITY TO VOTE "FOR" EACH PROPOSITION LISTED BELOW UNLESS AUTHORITY IS WITHHELD OR OTHERWISE INDICATED. ALL PROXIES EXECUTED CORRECTLY WILL BE VOTED AS DIRECTED. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

(1) Fixing the Number of Directors. To fix the number of Directors to be elected at twelve (12).

                 FOR [ ]      AGAINST [ ]      ABSTAIN  [ ]

(2) Election of Nominees. To elect the twelve individuals listed as nominees in the Proxy Statement and Prospectus accompanying this Proxy, who will constitute the full Board of Directors.

                 FOR [ ]      AGAINST [ ]      ABSTAIN  [ ]

(3) Ratification of Agreement to Merge. To ratify and confirm the Agreement to Merge dated February 11, 1998, providing for the merger of the Bank with and under the charter of Milford Bank, National Association, a wholly-owned subsidiary of MNB Bancorp, a Massachusetts corporation.

                 FOR [ ]      AGAINST [ ]      ABSTAIN  [ ]

(4) Other Matters. In their discretion upon the transaction of such other business as may properly come before the meeting and any adjournments thereof.

                 FOR [ ]      AGAINST [ ]      ABSTAIN  [ ]

                                      Dated ________________________, 1998

                                      Shares Owned _______________________

                                      ____________________________________
                                      (Signature of Shareholder)

                                      ____________________________________
                                      (Signature if Jointly Held)
                                      When signing as attorney, executor,
                                      administrator, trustee or guardian,
                                      please give full title.  If more than
                                      one trustee, all should sign. All
                                      joint owners must sign.


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